Exhibit 99.1

National Bank Holdings Corporation Announces New Strategic Vision for Small and Medium-Sized Businesses

Digital financial ecosystem delivers powerful solutions

DENVER - (Globe Newswire) – August 10, 2021 - National Bank Holdings Corporation (NYSE: NBHC) announced today that it is collaborating with Finstro Holdings Pty Ltd., a technology-powered provider of digital working capital solutions and Figure Technologies, a blockchain fintech firm. These partnerships will accelerate the realization of NBHC’s vision for building a comprehensive digital financial ecosystem for small and medium-sized businesses.

Tim Laney, Chief Executive Officer of NBHC shared, “Our vision is to create a digital financial ecosystem within a bank regulatory framework. We are collaborating with best of breed technology partners to deliver innovative and powerful solutions to solve problems for small and medium-sized businesses in the United States.”

NBHC expects to finalize an investment in Finstro, which has developed working capital solutions delivered via a fully digital platform. Brad Prout, CEO and Founder of Finstro commented, “We are honored to partner with NBHC and deliver technology-enabled credit and payment solutions that support B2B trade and inspire growth.”

In addition, NBHC has invested in Figure Technologies and will be collaborating on a range of blockchain related initiatives to drive innovation, speed and convenience for payments, investments and other financial transactions. “We’re excited to partner with NBHC to bring blockchain payment solutions to small and medium-sized businesses,” said Mike Cagney, co-founder and CEO of Figure Technologies. “We share a common objective of leveraging Provenance Blockchain to bring faster, cheaper and immediate payment solutions outside of interchange.”

NBHC will continue to collaborate with strategic partners, building out a comprehensive digital financial ecosystem to provide greater access to credit, FDIC-insured depository and treasury management solutions, and integrated financial information, all while lowering transaction costs for small and medium-sized businesses.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality client service and committed to stakeholder results. Through its bank subsidiary, NBH Bank, National Bank Holdings Corporation operates a network of 82 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Texas, Utah and New Mexico. Its comprehensive residential mortgage banking group primarily serves the bank’s core footprint. NBH Bank operates under the following brand names: Community Banks of Colorado and Community Banks Mortgage, a division of NBH Bank, in Colorado, Bank Midwest and Bank Midwest Mortgage in Kansas and Missouri, and Hillcrest Bank and Hillcrest Bank Mortgage in Texas, Utah and New Mexico. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com or nbhbank.com. Or, follow us on any of our social media sites:

Community Banks of Colorado: facebook.com/cobnks, twitter.com/cobnks, instagram.com/cobnks;

Bank Midwest: facebook.com/bankmw, twitter.com/bank_mw, instagram.com/bankmw;

Hillcrest Bank: facebook.com/hillcrestbank, twitter.com/hillcrest_bank; NBH Bank: twitter.com/nbhbank;

or connect with any of our brands on LinkedIn.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), and other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: the possibility that the Company’s discussions regarding possible transactions with Finstro and Figure will not result in the consummation of a transaction or that any consummated transaction may not result in the anticipated benefits. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors:
Aldis Birkans, 720-554-6640
Chief Financial Officer ir@nationalbankholdings.com
or
Media:
Jody Soper, 303-784-5925
Chief Marketing Officer
Jody.Soper@nbhbank.com
Source: National Bank Holdings Corporation